UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

PGI INCORPORATED

(Exact name of registrant as specified in its charter)

Florida	1-6471	59-0867735
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

212 South Central, Suite 304, St. Louis, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 512-8650

(Registrant’s telephone number, including area code)

_______________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events

Effective June 29, 2020, PGI Incorporated (“PGI” or the “Company”) has filed Form 10-Q for the quarter ended March 31, 2020 as an “Inactive Registrant” with the Securities and Exchange Commission (the “SEC”). PGI did not engage it’s certifying accountants to review the financial records for such period. The Company has judged it necessary to preserve its remaining cash and for that reason has suspended continuing its use of its accounting firm and legal advisor to review its quarterly financial statements and documents related to the SEC quarterly filing requirements and the expenses attendant thereto. As an Inactive Registrant, PGI intends to continue timely to file Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K with the SEC without review by the Company’s PCAOB registered accounting firm.

The Company, formerly a Florida residential developer, is dormant with less than 70 acres of remaining landholdings, much of which has little value due to various restrictions. The Company’s consolidated financial statements show it has a Stockholders’ Deficiency of $93 million as of March 31, 2020. The Company’s certifying accounting firm, Milhouse & Neal, LLC (“Milhouse & Neal”) Report of Independent Registered Public Accounting Firm, dated March 12, 2020, expressed a “going concern” opinion for the Company’s fiscal year ended December 31, 2019 (“Fiscal 2019”) and a similar opinion had been expressed by previous accounting firms for many years.

PGI has had no trading of its securities in many years. Any future real estate transactions by the Company will be limited, uncertain as to timing and as to value. Ultimately, PGI expects that proceeds from sales of its remaining real estate, if any, will provide some minimal recoveries for PGI’s senior debtholders. PGI has been an SEC registrant for over 40 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI INCORPORATED

Date: July 2, 2020	By:	/s/ Andrew S. Love
Andrew S. Love
Chairman of the Board and Secretary Duly Authorized Officer
Duly Authorized Officer